Exhibit 99.1

CEA Industries Inc. Provides Update on Acquisition of Leading Canadian Vape Retailer and Manufacturer, Fat Panda Ltd.

Louisville, Colorado, April 1, 2025 – CEA Industries Inc. (NASDAQ: CEAD, CEADW) (“CEA Industries” or the “Company”), is providing an update on its previously announced acquisition of Fat Panda Ltd. (“Fat Panda”), a leading central Canadian retailer and manufacturer of nicotine vape products.

Fat Panda is central Canada’s largest retailer and manufacturer of e-cigarettes, vape devices, and e-liquids, with 33 retail locations across Manitoba, Ontario, and Saskatchewan. Fat Panda also operates its own e-commerce platform and offers a comprehensive product lineup, including in-house premium e-liquids and a portfolio of trademarks and intellectual property. Based on preliminary, unaudited financials, in its fiscal 2024, Fat Panda generated CAD $38.5 million (USD $28.5 million) in revenue with 39% gross margins and CAD $8.4 million (USD $6.2 million) in adjusted EBITDA. Both revenue and adjusted EBITDA grew over 10% from fiscal 2023 while gross margin declined by 15% from fiscal 2023.

“We are making steady progress on our acquisition of Fat Panda and we are excited to finalize this transformative step in our strategic evolution,” said Tony McDonald, Chairman and CEO of CEA Industries. “As a long-time participant in the Canadian market, we view this transaction as a pivotal entry into the high growth vape industry, anchored by Fat Panda’s market leadership, large retail network, vertically integrated operations and outstanding management team that is staying with the business. With a proven track record of strong financial performance and recent double-digit growth, we believe the combination of our resources with Fat Panda’s strong foundation will accelerate expansion and unlock long-term value creation for our shareholders.”

The Company continues to expect to complete the acquisition in the first half of 2025, subject to certain customary closing conditions described below.

Acquisition Disclaimers

Completion of the acquisition is subject to a number of conditions, which include the preparation and delivery of the Fat Panda companies audited and unaudited interim consolidated financial statements, satisfaction of the financial condition of Fat Panda, completion of due diligence by the Company, receipt of all necessary government approvals and licenses, and continuation and reformation of the various retail location leases. Completion is also subject to the Company obtaining satisfactory financing for a portion of the cash purchase price. The acquisition agreement also provides for the selling persons to make representations and warranties and undertake certain covenants about many aspects of the business of Fat Panda that shall be true and correct and performed at or prior to closing. The representations, warranties and covenants are those that are typical in relation to the acquisition of an operating business. The Company has also made certain representations, warranties and covenants, the principal one of which is to obtain financing for a part of the purchase price, which if not obtained will permit the Company to terminate the purchase agreement.

About CEA Industries Inc.

CEA Industries Inc. (www.ceaindustries.com) provides a suite of complementary and adjacent offerings to the controlled environment agriculture industry. The Company’s comprehensive solutions, when aligned with industry operators’ product and sales initiatives, support the development of the global ecosystem for indoor cultivation.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to CEA’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use non-GAAP measures including net bookings and backlog, as well as other significant non-cash expenses such as stock-based compensation and depreciation expenses. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Investor Contact:

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

info@ceaindustries.com

(720) 330-2829